EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rogers International Raw Materials Fund, L.P. (the “Partnership”), for the quarter ended June 30, 2005, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Walter Thomas Price III, Managing Member of Beeland Management Company, L.L.C., the General Partner of the Partnership, herby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Walter Thomas Price III
Walter Thomas Price III
Managing Member of Beeland Management Company, L.L.C., General Partner of the Partnership
Date: August 15, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extend that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

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